                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          TERRITORIAL RESOURCES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                          TERRITORIAL RESOURCES, INC.

                                                                  April 4, 1997

Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders (the "Meeting") of Territorial Resources, Inc., a Colorado corporation
("Territorial" or the "Company"), which will be held at The Metropolitan Centre, 333 Fourth Avenue S.W., Calgary, Alberta, Canada on Wednesday, April 30, 1997, at 10:00 A.M., Calgary time.

  At the Meeting, Shareholders will be asked to approve certain actions to reclassify the shares of Common Stock of the Company by (a) approving of an amendment to the Articles of Incorporation (the "Articles of Incorporation") of the Company increasing to 200,000,000 the number of shares of Common Stock the Company is authorized to issue at the Board of Directors' discretion and
(b) approving of an amendment to the Articles of Incorporation effecting a one-for-three reverse stock split of the outstanding shares of Common Stock of the Company (the "Reverse Stock Split"). Shareholders will also be asked to elect seven directors, to ratify the appointment of Price Waterhouse, Calgary, Alberta, Canada, as the Company's independent auditors and to consider such other matters as may properly come before the Meeting or at any adjournment(s) thereof. These matters are also discussed in greater detail in the accompanying Proxy Statement.

  Your Board of Directors recommends a vote FOR the amendment to the Articles of Incorporation increasing to 200,000,000 the number of authorized shares of Common Stock, FOR the amendment to the Articles of Incorporation effecting the Reverse Stock Split, FOR the election of directors and FOR the ratification of Price Waterhouse as the Company's independent auditors.

  Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the Meeting. You are requested to sign, date and mail the enclosed proxy promptly.

  We wish to thank you, our Shareholders, for your participation and support.

                                          Sincerely,

                                          /s/ DANIEL A. MERCIER
                                          Daniel A. Mercier
                                          Chairman of the Board
                                          and Chief Executive Officer

                          TERRITORIAL RESOURCES, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 30, 1997

                               ----------------

TO THE SHAREHOLDERS OF TERRITORIAL RESOURCES, INC.

  Notice is hereby given that the Annual Meeting of Shareholders of Territorial Resources, Inc., a Colorado corporation ("Territorial" or the "Company"), will be held at The Metropolitan Centre, 333 Fourth Avenue S.W., Calgary, Alberta, Canada on Wednesday, April 30, 1997, at 10:00 A.M., Calgary time, for the following purposes:

    (1) To approve and adopt an amendment to the Company's Articles of Incorporation, as amended (the "Articles of Incorporation"), that would effect an increase in the number of authorized shares of Common Stock from 30,000,000 to 200,000,000 shares, without having any effect upon the issued and outstanding shares of Common Stock;

    (2) To approve and adopt an amendment to the Articles of Incorporation effecting a one-for-three reverse stock split (the "Reverse Stock Split") of the Company's outstanding Common Stock;

    (3) To elect seven directors to serve on the Board of Directors of the Company, to serve until the next succeeding annual meeting of Shareholders and until their successors shall have been elected and qualified;

    (4) To ratify the appointment of Price Waterhouse, Calgary, Alberta, Canada, as independent auditors for the Company; and

    (5) Any and all other business that may come before the Meeting or any adjournments thereof.

  The Board of Directors has fixed the close of business on April 2, 1997, as the record date for the determination of Shareholders entitled to notice of, and to vote at, the Meeting. Accordingly, any Shareholder of record at the close of business on that date is entitled to vote at the Meeting or at any adjournment or adjournments thereof.

  Enclosed is a Proxy Statement, a form of proxy and an addressed return envelope. All Shareholders, whether or not they expect to be present at the Meeting, are requested to date and sign the proxy, and return it in the enclosed envelope promptly. The return of the proxy will not affect your right to vote if you attend the Meeting.


                                          By Order of the Board of Directors,

                                          /s/ DANIEL A. MERCIER
                                          Daniel A. Mercier
                                          Chairman of the Board and
                                          Chief Executive Officer

Calgary, Alberta
Canada

April 4, 1997

                                   IMPORTANT

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE PROMPTLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING. THIS PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

                          TERRITORIAL RESOURCES, INC.
                      450 SAM HOUSTON PARKWAY EAST, #140
                             HOUSTON, TEXAS 77060

                               ----------------

                                PROXY STATEMENT

                    FOR THE ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON APRIL 30, 1997

                               ----------------

SOLICITATION OF PROXIES

  This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Territorial Resources, Inc., a Colorado corporation ("Territorial" or the "Company"), to be voted at the Annual Meeting of Shareholders of the Company on April 30, 1997, and at any adjournment or adjournments of the meeting (the "Meeting") for the purposes described in the accompanying Notice. Proxies that are validly executed by Shareholders and that are received by the Company no later than the business day preceding the Meeting will be voted in accordance with the instructions contained thereon. Unless contrary instructions are given, a proxy will be voted FOR the amendment to the Company's Articles of Incorporation, as amended (the "Articles of Incorporation"), to increase the number of authorized shares of Common Stock, FOR the amendment to the Articles of Incorporation effecting a one-for-three reverse stock split (the "Reverse Stock Split") of the Company's outstanding Common Stock, FOR the election of directors, FOR the ratification of Price Waterhouse as the Company's independent auditors and in the discretion of the persons named in the proxy, if granted, on all other matters presented to the Meeting.

  The execution of a proxy will not affect a Shareholder's right to attend the Meeting or vote in person. A Shareholder who has given a proxy may revoke it at any time before it is exercised at the Meeting by filing with the Secretary of the Company a written notice of revocation or a proxy bearing a later date or by attendance at the Meeting and voting in person. Attendance at the Meeting will not, by itself, revoke a proxy.

  The securities entitled to vote at the Meeting consist of shares of common stock, no par value ("Common Stock"), of the Company. The number of outstanding shares of Common Stock at the close of business on April 2, 1997, was 28,824,854. Each share of Common Stock is entitled to one vote and nominees receiving a plurality of the votes cast will be elected as directors. Only holders of record at the close of business on April 2, 1997, will be entitled to vote at the Meeting.

  A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at the Meeting. Assuming a quorum is present, (i) the affirmative vote of the holders of a majority of the shares of Common Stock outstanding will be required to approve the amendment to the Company's Articles of Incorporation in which the number of authorized shares of Common Stock is increased from 30,000,000 to 200,000,000, and the amendment to the Company's Articles of Incorporation to effect the Reverse Stock Split; (ii) the seven (7) persons having the highest number of votes cast at the Meeting by the holders of the shares of Common Stock in favor of their election will be elected to the Board of Directors; and (iii) the votes cast at the Meeting by the holders of the shares of Common Stock approving the ratification of Price Waterhouse must exceed the votes cast at the Meeting by holders of such shares in opposition thereto in order to authorize such ratification. Abstentions and broker "non-votes" will be counted for the purpose of determining a quorum for the transaction of business; however, abstentions will have the effect of a negative vote on the proposals regarding the amendments to the Articles of Incorporation to increase the number of authorized shares of Common Stock and to effect the Reverse Stock Split. Abstentions may be specified on all proposals. A broker "non-vote" will have no effect on the outcome of any of the proposals.

  A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1996, and its Quarterly Report on Form 10-QSB for the quarterly period ended December 31, 1996, accompany this Proxy Statement. No material contained in either such report is to be considered a part of the proxy solicitation material. The mailing address of the Company's executive office is 450 Sam Houston Parkway East, # 140, Houston, Texas 77060. The approximate date on which this Proxy Statement and the form of proxy were first mailed or given to Shareholders was April 4, 1997.

PROPOSAL ONE--PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 30,000,000 TO 200,000,000

  At the Meeting, Shareholders will vote on a proposal to amend the Company's Articles of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue. On March 6, 1997, the Board of Directors of the Company adopted a resolution recommending to the Shareholders of the Company an amendment to the Company's Articles of Incorporation that would increase the number of shares of Common Stock the Company is authorized to issue from 30,000,000 to 200,000,000. The proposed amendment (the "Proposal One Amendment") amends Article IV of the Company's Articles of Incorporation as provided in Exhibit A to this Proxy Statement.

  The Articles of Incorporation of the Company currently authorize the issuance of up to 30,000,000 shares of Common Stock, no par value. At April 2, 1997, there were 28,824,854 shares of Common Stock issued and outstanding. As a result, as of April 2, 1997, only approximately 1,175,146 shares of Common Stock remain authorized and available for issuance. The Proposal One Amendment will not affect the number of shares of Common Stock issued and outstanding, but will affect the total number of shares of Common Stock authorized for issuance by the Company.

  The Company has outstanding options that are exercisable or exchangeable for shares of Common Stock that, in the event all such securities were so exercised or exchanged, could require the issuance of approximately 1,000,000 shares of Common Stock.

PURPOSES AND EFFECTS OF THE PROPOSAL ONE AMENDMENT

  The Board of Directors believes that in order to meet the Company's continued capital needs, it is likely that offerings of Common Stock or other securities convertible into or exchangeable for Common Stock will be desirable. Further, the Company intends to make acquisitions in the future that may involve the issuance of Common Stock of the Company. While the Company has not made definitive arrangements to engage in an offering or acquisition of this type, it is likely that the Company will seek to raise capital by offering and selling securities during 1997 and thereafter.

  Territorial entered into a letter agreement in March 1997 with McDermid St. Lawrence Securities Ltd., Calgary, Alberta, Canada ("McDermid"), pursuant to which McDermid will act as the exclusive agent in connection with the proposed offer and sale by the Company of up to 1,500,000 units, each unit consisting of one share of New Common Stock, as defined herein (which assumes that the Reverse Stock Split as described below will have been consummated prior to the proposed offering), and a warrant to purchase one additional share of New Common Stock. The Company intends to conduct the offering during 1997 exclusively to non-U.S. persons, as defined in Regulation S, promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended to date. If consummated, the Company currently intends to use the net proceeds of such proposed offering for additional working capital.

  Increasing the authorized number of shares of Common Stock the Company may issue will provide the Company with the ability and flexibility to take prompt advantage of market conditions and avoid the expense and delay, and possible loss of opportunity, that could result if a need for additional authorized Common Stock arose but a special meeting of Shareholders had to be held prior to the issuance of the stock. The Board of

Directors also believes that adoption of this Proposal will increase acceptance of the Company's Common Stock by the financial community and the investing public and, accordingly, should enhance Shareholder value, although there can be no assurance that such effects will occur. The Board of Directors further believes that if the Proposal One Amendment to the Company's Articles of Incorporation is not approved by the Shareholders, the Company's ability to raise capital will be unduly restricted.

  Shareholders should note that certain disadvantages may result from the adoption of this Proposal One. In such event, the number of authorized shares of Common Stock would be increased. The Company would therefore have the authority to issue a greater number of shares of Common Stock without the need to obtain Shareholder approval to authorize additional shares. Any such additional issuance may have the effect of significantly reducing the interest of the existing Shareholders of the Company with respect to earnings per share, voting, liquidation value and book and market value per share. Such effects could be made even greater as a result of the approval of Proposal Two pursuant to which the outstanding shares of Common Stock would be subject to a Reverse Stock Split, thereby making available for issuance additional shares of Common Stock without further Shareholder approval. See "Proposal Two," below.

VOTE REQUIRED

  The affirmative vote of the holders of a majority of the shares of Common Stock outstanding will be required to approve the Proposal One Amendment. As a result, failure to vote has the same effect as a negative vote. Accordingly, if Shareholders are in favor of Proposal One and do not vote their shares, either in person or by proxy, such Shareholders will have effectively voted against the proposal.

  If approved, Proposal One will become effective upon the filing of Articles of Amendment to the Articles of Incorporation of the Company by the Secretary of State of Colorado, which is expected to follow shortly after the approval, if at all, of Proposal One. A copy of the Proposal One Amendment is set forth on Exhibit A, attached to this Proxy Statement and incorporated herein by reference; provided, however, that the text of the Proposal One Amendment is subject to change as may be required by the Colorado Secretary of State, and the Board may make any and all changes to the Certificate of Amendment to the Articles of Incorporation relating to the Proposal One Amendment that it deems necessary to file the document with the Colorado Secretary of State, and give effect to the Proposal One Amendment described in Proposal One.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF AN AMENDMENT TO
   THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON
              STOCK FROM 30,000,000 SHARES TO 200,000,000 SHARES.

PROPOSAL TWO--PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION TO EFFECT A ONE-FOR-THREE REVERSE STOCK SPLIT

  At the Meeting, Shareholders will also vote on a proposal to amend the Articles of Incorporation to effect a one-for-three reverse stock split (the "Reverse Stock Split"). If the Reverse Stock Split is approved by the Shareholders at the Meeting, the Reverse Stock Split will be effected only upon a determination by the Board of Directors that the Reverse Stock Split is in the best interests of the Company and the Shareholders. In such event, the Reverse Stock Split would become effective upon the date (the "Effective Date") of the filing of an amendment to the Articles of Incorporation effecting the Reverse Stock Split, which amendment is set forth on Exhibit B hereto.

  The Board of Directors has authorized, subject to Shareholder approval, a one-for-three Reverse Stock Split of the Company's outstanding Common Stock. The Board selected a one-for-three Reverse Stock Split based on its determination that such a Reverse Stock Split would result in greater marketability and liquidity of the Common Stock, based upon prevailing and anticipated market conditions and other relevant factors.

  Any Shareholder entitled to a fraction of a share of Common Stock as a result of the Reverse Stock Split will, in lieu thereof, receive one whole share.

PURPOSES AND EFFECTS OF THE REVERSE STOCK SPLIT

  The intent of the Reverse Stock Split is to increase the marketability and liquidity of the Common Stock. The Reverse Stock Split could enhance the acceptability of the Common Stock by the financial community and the investing public.

  The Board believes that the current per-share price of the Common Stock has limited the effective marketability of the Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios, among other reasons. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower-priced stocks economically unattractive. The brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher-priced issue. Any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by shareholders selling "odd lots" created by such Reverse Stock Split.

  There can be no assurance that any positive effects will occur with respect to the shares of Common Stock as a result of the Reverse Stock Split, including without limitation that the market price per share of New Common Stock after the Reverse Stock Split will either exceed or remain in excess of the current market price. Further, there can be no assurance that the market for the Common Stock will be improved. Shareholders should note that the Board of Directors cannot predict what effect the Reverse Stock Split will have on the market price of the Common Stock.

  The Company does not anticipate that any Reverse Stock Split will result in a significant reduction in the number of holders of Common Stock, and does not currently intend to effect any Reverse Stock Split that would result in a reduction in the number of holders large enough to jeopardize listing of the Common Stock on National Association of Securities Dealers' Electronic Bulletin Board, or the Company's being subject to the periodic reporting requirements of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended to date.

  After giving effect to the settlement of fractional shares of Common Stock as described herein, there will be no material differences between the rights of the shares of Common Stock outstanding prior to the Reverse Stock Split and those to be outstanding after the Reverse Stock Split is effected. Shareholders have no right under Colorado law to dissent from the Reverse Stock Split.

  Consummation of the Reverse Stock Split will not alter the number of authorized shares of Common Stock, which will remain at 200,000,000 shares (assuming the approval of Proposal One increasing the number of authorized shares of Common Stock from 30,000,000 shares to 200,000,000 shares), or the number of authorized shares of Preferred Stock, which will remain at 5,000,000. Proportionate voting rights and other rights of the holders of Common Stock will not be altered by the Reverse Stock Split (other than as a result of the issuance of one additional share for fractional shares, as described herein).

  The proposed Reverse Stock Split would not change the Shareholders' equity or interest in the Company, except as a result of the issuance of additional shares for fractional shares, and the book value of the number of shares outstanding immediately after the Reverse Stock Split would be equal to the book value of the number of shares outstanding immediately prior to the Reverse Stock Split, subject to the treatment of fractional shares. Total Shareholders' equity would therefore remain unchanged, again subject to the treatment of fractional shares.

  Shareholders should note that certain disadvantages may result from the approval of this Proposal Two and the effectuation of the Reverse Stock Split. In such event, the number of outstanding shares of Common Stock would be decreased as a result of the Reverse Stock Split, but the number of authorized shares of Common Stock would not be so decreased. The Company would therefore have the authority to issue a greater number of shares of Common Stock following the Reverse Stock Split without the need to obtain Shareholder approval to authorize additional shares. Any such additional issuance may have the effect of significantly reducing the interest of the existing Shareholders of the Company with respect to earnings per share, voting, liquidation value and book and market value per share. Such effects could be made even greater as a result of the approval of Proposal One pursuant to which the number of authorized shares of Common Stock would be increased from 30,000,000 to 200,000,000. See "Proposal One," above.

  The Reverse Stock Split would have the effect of decreasing the number of shares of Common Stock outstanding from 28,824,854 to approximately 9,608,285 (assuming that no additional shares of Common Stock are issued by the Company after the record date of the Meeting). In addition, assuming approval of Proposal One increasing the number of authorized shares of Common Stock from 30,000,000 to 200,000,000, the Reverse Stock Split would further increase the number of authorized but unissued shares of Common Stock from 171,175,146 to 190,391,715. The Common Stock will continue to be no par value common stock following any Reverse Stock.

  At the Effective Date of the Reverse Stock Split, each share of Common Stock issued and outstanding prior thereto (the "Old Common Stock"), will be reclassified as and changed into one-third (1/3rd) of a share of the Company's Common Stock, no par value per share (the "New Common Stock"), subject to the treatment of fractional interests as described below. Shortly after the Effective Date, the Company will send transmittal forms to the holders of the Old Common Stock to be used in forwarding their certificates formerly representing shares of Old Common Stock for surrender and exchange for certificates representing whole shares of New Common stock. No certificates or scrip representing fractional share interests in the New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a Shareholder of the Company. In lieu of such fractional share interest, each holder of Old Common Stock who would otherwise be entitled to receive a fractional share of New Common Stock will in lieu thereof receive one full share upon surrender of certificates formerly representing Old Common Stock held by such holder.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

  The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service of the United States regarding the United States federal income tax consequences of the Reverse Stock Split. The following is a summary of the material United States federal income tax consequences of the proposed Reverse Stock Split. This summary does not purport to be complete and does not address the tax consequences to holders who are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), of the United States, the U.S. Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service of the United States ("IRS"), all of which are subject to change, possibly with retroactive effect, and assumes that the New Common Stock will be held as a "capital asset" (generally, property held for investment) as defined in the Code. Holders of Old Common Stock are advised to consult their own tax advisers regarding the federal income tax consequences of the proposed Reverse Stock Split in light of their personal circumstances and the consequences under state, local and foreign tax laws.

  1.  The Reverse Stock Split will qualify as a recapitalization described in
      Section 368(a)(1)(E) of the Code.

  2. No gain or loss will be recognized by the Company in connection with the Reverse Stock Split.

  3. No gain or loss will be recognized by a Shareholder who exchanges all of his or her shares of Old Common Stock solely for shares of New Common Stock.

  4. The aggregate basis of the new shares of New Common Stock to be received in the Reverse Stock Split (including any whole shares received in lieu of fractional shares) will be the same as the aggregate basis of the shares of Old Common Stock surrendered in exchange therefor.

  5. For tax purposes, the holding period of the shares of New Common Stock to be received in the Reverse Stock Split (including any whole shares received in lieu of fractional shares) will include the holding period of the shares of Old Common Stock surrendered in exchange therefor.

  THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH HOLDER OF COMMON STOCK OF THE COMPANY IS URGED TO CONSULT WITH HIS OWN TAX ADVISOR WITH RESPECT OT THE TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, MUNICIPAL, FOREIGN OR OTHER TAXING JURISDICTION.

VOTE REQUIRED

  The affirmative vote of the holders of a majority of the shares of Common Stock outstanding will be required to approve the Reverse Stock Split. As a result, failure to vote has the same effect as a negative vote. Accordingly, if Shareholders are in favor of Proposal Two and do not vote their shares either in person or by proxy, such Shareholders will have effectively voted against the proposal.

  If approved, Proposal Two will become effective upon the filing of Articles of Amendment to the Articles of Incorporation of the Company by the Secretary of State of Colorado, which is expected to follow shortly after the approval, if at all, of Proposal Two. A copy of the proposed amendment to the Articles of Incorporation effecting the Reverse Stock Split is set forth on Exhibit B, attached to this Proxy Statement and incorporated herein by reference; provided, however, that the text of the proposed amendment is subject to change as may be required by the Colorado Secretary of State, and the Board may make any and all changes to the Certificate of Amendment to the Articles of Incorporation relating to the amendment that it deems necessary to file the document with the Colorado Secretary of State, and give effect to the Reverse Stock Split described in Proposal Two. The Board of Directors will be authorized, without a further vote of the Shareholders, to abandon the Reverse Stock Split and determine not to file the Amendment to the Articles of Incorporation effecting the Reverse Stock Split if the Board concludes that such action would be in the best interests of the Company and its Shareholders.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF AN
            AMENDMENT TO THE ARTICLES OF INCORPORATION TO EFFECT A
                       ONE-FOR-THREE REVERSE STOCK SPLIT

PROPOSAL THREE--ELECTION OF DIRECTORS

  The seven persons identified below have been nominated by the Board of Directors to serve as directors of the Company until the next annual meeting of Shareholders of the Company and until their successors have been elected and shall qualify. Directors are elected by a plurality of votes cast at the Meeting.

  Unless contrary instructions are set forth in the proxies, it is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election as directors of the following nominees. In the event that any nominee is unable to serve or will not serve as a director, it is intended that the proxies solicited hereby will be voted for such other person or persons as may be nominated by management. Vacancies in the Board of Directors may be filled by the Board of Directors. Management has no reason to believe that any of the nominees will be unable or unwilling to stand for election or to serve if elected. Any director chosen to fill a vacancy would hold office until the next election of directors or until his successor is duly elected and qualified.

                                                                   YEAR IN WHICH
            NAME AND AGE OF                                         SERVICE AS A
           DIRECTOR OR OFFICER            PRINCIPAL OCCUPATION     DIRECTOR BEGAN
          --------------------            --------------------     --------------
 Daniel A. Mercier (42)................ Chairman of the Board,          1996
                                         Director and Chief
                                         Executive Officer of
                                         Territorial Resources,
                                         Inc.
 William C. Penttila (63).............. Vice-President,                 1995
                                         Exploration Associates,
                                         Inc.
 Donald L. Oliver (54)................. Professional Engineer,          1987
                                         Forrest Oil Associates,
                                         Inc.
 Richard A. N. Bonnycastle (62)........ Chairman of the Board           1996
                                         and President, Harvest
                                         Fund Inc.
 Jimmy M. McCarroll (54)............... President, McCarroll            1996
                                        Energy, Inc.
 Douglas N. Baker (43)................. Vice President, Finance,        1997
                                         Treasurer and Chief
                                         Financial Officer of
                                         Territorial Resources,
                                         Inc.
 Lamont C. Tolley (61)................. Chairman, Starvest              1997
                                         Capital Inc.,
                                         President, Pencor
                                         Petroleum Limited, and
                                         President, Canadian
                                         Pencrown Resources
                                         Limited

  Executive officers of Territorial hold office at the pleasure of the Board of Directors.

  Daniel A. Mercier. Mr. Mercier became a Director of the Company in 1996 and became its Chairman of the Board and Chief Executive Officer on June 20, 1996. He has been President and a Director of Asia Energy Ltd. ("AEL"), a private oil and gas company since its inception in December 1995. AEL is the Company's largest shareholder. Mr. Mercier was President and Chief Executive Officer of Canadian Conquest Exploration Inc. ("Canadian Conquest"), a publicly-held Canadian oil and gas company listed on the Toronto Stock Exchange, until November 1995. He resigned as an officer of Canadian Conquest as part of a refinancing. Mr. Mercier was a director of Canadian Conquest until October 1996. Mr. Mercier is a mechanical engineer with over twenty years of experience in the oil and gas industry in Canada and the United States.

  William C. Penttila. Mr. Penttila became a Director of the Company in 1995 and became its President and Chief Operating Officer on June 20, 1996. Mr. Penttila is Vice President of Exploration Associates, Inc., an international oil and gas exploration consulting firm, of which he has been an officer since 1989. He was a consultant between 1984 and 1989, and held management positions at Weeks Petroleum and affiliates from 1980 to 1984. He held various technical positions at ARCO and its predecessors from 1962 until 1980. He holds both Geological Engineering and Master of Science degrees from the Colorado School of Mines.

  Donald L. Oliver. Mr. Oliver joined the Company as President and Director in December 1987, and served as President until November 1994. Mr. Oliver spent fifteen years with Cities Service Company, where he held various engineering and managerial positions in exploration and production. Subsequently, he held the positions of Vice President and General Manager of the Texas division for Bawden Drilling and Vice President of Operations for Conquest Exploration Company.

  Richard A. N. Bonnycastle. Mr. Bonnycastle became a Director of the Company on June 20, 1996. Mr. Bonnycastle is Chairman and President of Harvest Fund Inc., an investment banking company, Chairman and President of Patheon Inc., a publicly-traded Canadian pharmaceuticals custom manufacturing and packaging company and Chairman and President of Cavendish Investing Ltd., a private investment company. Mr. Bonnycastle is also a Director of AEL. Mr. Bonnycastle serves on the Boards of a number of other publicly listed companies.

  Jimmy M. McCarroll. Mr. McCarroll became a Director of the Company in October 1996. Mr. McCarroll is the President of McCarroll Energy, Inc., an independent oil and gas operator on the Texas Gulf Coast, a position he has held for more than ten years. Mr. McCarroll also serves as a Director of SLN Ventures Corp., a Vancouver, Canada-based corporation whose shares are traded on the Vancouver Stock Exchange. Mr. McCarroll has been the Managing Partner of McCarroll and Young Energy Funds since 1980. Mr. McCarroll has also assisted SOCO International, Inc. in their farmout endeavors for the past four years.

  Douglas N. Baker. Mr. Baker became a Director of the Company in February 1997 and became its Vice President Finance, Treasurer and Chief Financial Officer on June 20, 1996. Mr. Baker is also Vice President Finance and Chief Financial Officer of AEL. Mr. Baker has over 13 years of experience in senior financial positions with Canadian public oil and gas companies. From November 1993 to March 1996, Mr. Baker served as Vice President Finance and Chief Financial Officer of Chancellor Energy Resources, Inc. From February 1991 to August 1993, Mr. Baker served as Vice President Finance and Corporate Secretary for American Eagle Petroleum Ltd. Prior thereto Mr. Baker was Vice President Finance of Canadian Conquest.

  Lamont C. Tolley. Mr. Tolley became a Director of the Company in March 1997. For more than 10 years, Mr. Tolley has served as the Chairman and a Director of Starvest Capital Inc., a private Canadian oil and gas management corporation, and as President, CEO and a Director of Pencor Petroleum Limited, a Canadian corporation that acquires and manages oil and gas properties. He is also the President and a Director of Canadian Pencrown Resources Limited, a private Canadian exploration corporation which has invested over $100 million in oil and gas exploration programs and is wholly owned by a group of institutional investors.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors held four telephone conference meetings during the fiscal year ended March 31, 1997. No incumbent director attended fewer than 75% of the meetings held by the Board and the Committees on which he served during such fiscal year.

  The Board of Directors has an Audit Committee and had a Special Committee, but does not have any other committees. The Audit Committee was established in June 1996 and currently consists of Messrs. Oliver, Bonnycastle and Baker. The Audit Committee is charged with the duties of taking all actions and exercising all powers and authority of the Board of Directors in connection with the preparation of the Company's financial statements. The Audit Committee has held one meeting (in March 1997) to date.

  The Special Committee was established in June 1996 and consisted of Messrs. Edward T. Story, Jr., A. Andrew Davis (each a former director of the Company) and Oliver. The Special Committee was responsible for certain obligations in connection with the acquisition by the Company of certain assets from Asia Energy Ltd., the largest shareholder of the Company and an affiliate of Messrs. Mercier and Bonnycastle. The Special Committee met one time in 1996, and no longer exists.

COMPENSATION OF DIRECTORS

  Directors currently receive no fees or other compensation in their capacities as Directors or members of Committees of the Board of Directors of the Company, but are reimbursed for reasonable travel expenses for each Board or Committee meeting attended in person.

CURRENT DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding the current directors and executive officers of the Company:


     NAME AND AGE OF        YEAR ELECTED YEAR ELECTED
   DIRECTOR OR OFFICER      AS DIRECTOR   AS OFFICER      POSITION WITH COMPANY
   -------------------      ------------ ------------     ---------------------
Daniel A. Mercier (42)....      1996         1996     Chairman of the Board,
                                                       Director and Chief
                                                       Executive Officer
William C. Penttila (63)..      1995         1996      Director and President
Donald L. Oliver (54)*....      1987           --      Director
Richard A. N. Bonnycastle*                             Director
(62)......................      1996           --
Jimmy M. McCarroll (54)...      1996           --      Director
Douglas N. Baker (43)*....      1997         1996      Director, Vice President
                                                        Finance, Treasurer and
                                                        Chief Financial Officer
Lamont C. Tolley (61).....      1997           --      Director
Dennis M. Buck (50).......       --          1996      Vice President
                                                        Exploration
--------
* Member of the Audit Committee.

  Dennis M. Buck. Mr. Buck became Vice President Exploration of Territorial on June 20, 1996. Mr. Buck is also President of Exploration Associates, Inc. and was one of its original founders in 1984. Mr. Buck was Chief Geophysicist for Weeks Petroleum from March 1981 to June 1984. Mr. Buck has a B.S. Degree in Geology from the New Mexico Institute of Mining and Technology.

EXECUTIVE COMPENSATION

  During the three fiscal years ended March 31, 1997, all executive officers of Territorial served without cash compensation. The only compensation received from the Company during such periods by its executive officers in such capacities include options to acquire the following number of shares of Common Stock, which options were granted in June 1996:

                                                                NUMBER OF SHARES
                                                                OF COMMON STOCK
                                                                ----------------
      Daniel A. Mercier........................................     270,000
      William C Penttila.......................................     270,000
      Dennis M. Buck...........................................     270,000
      Douglas N. Baker.........................................     100,000
      Stephen L. Gray..........................................      30,000

  One-third of the options vested in June 1996 and one-third vest in June 1997 and in June 1998; provided, however, that all of Mr. Gray's options vested in June 1996. The options entitle the holder thereof to purchase such shares of Common Stock at an exercise price of $0.30 per share. Assuming the Reverse Stock Split is effected, such options will be automatically adjusted so as to entitle the holders thereof instead to acquire one-third of the number of shares set out above, at an exercise price of $0.90 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  Security Ownership of Certain Beneficial Owners. The following table sets forth certain information concerning each person known by the Company to own beneficially more than 5% of the shares of common stock ("Common Stock") of the Company as of April 2, 1997. Except as otherwise indicated, the persons listed below have sole voting power and investment power over the shares beneficially held by them.

           NAME AND ADDRESS          AMOUNT AND NATURE OF
         OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP PERCENT OF CLASS (1)
         -------------------         --------------------- -------------------
   A. Andrew Davis.................        1,982,555(2)            6.88
    Alan Davis Media Limited, Level
    10,
    35 York Street
    Sidney, NSW 2000
    Australia
   Edward T. Story, Jr.............        1,413,182               4.90
    1100 Louisiana Street
    Houston, Texas 77002
   Brian A. Lingard................        3,592,418(3)           12.46
    450 N. Sam Houston Parkway E.,
    #140
    Houston, Texas 77060
   Dennis M. Buck..................        1,979,763(4)            6.84
    450 N. Sam Houston Parkway E.,
    #140
    Houston, Texas 77060
   William C. Penttila.............        1,979,763(4)            6.84
    450 N. Sam Houston Parkway E.,
    #140
    Houston, Texas 77060
   Michael C. Nemec ...............        1,852,348               6.43
    The Phoenix Resource Companies
    6525 N. Meridian Ave.
    Oklahoma City,
    Oklahoma 77116
   Asia Energy Ltd.................        7,218,500(5)           25.04
    734 7th Ave. S.W.
    Suite 1345
    Calgary, Alberta
    Canada T2P 3B8

--------
(1) Based upon 28,824,854 shares outstanding as of April 2, 1997.
(2) Consists of 1,179,423 shares either owned by Mr. Davis or by companies controlled by him, with the remaining 803,132 shares owned by three sisters of Mr. Davis but with voting proxy held by him.
(3) Includes 100,000 shares held by Mr. Lingard's fiancee and 100,000 shares owned by his minor son with Mr. Lingard named as custodian. Mr. Lingard disclaims beneficial ownership of these 200,000 shares.
(4) Includes options to acquire 90,000 shares. Does not include options to acquire 180,000 shares that commence vesting in June 1997.
(5) All shares reported are owned by AEL. See footnotes 4, 5 and 6 to table below.

  Security Ownership of Management. The table below sets forth the beneficial ownership of shares of Common Stock as of April 2, 1997, by the Company's directors and by all directors and officers of the Company as a group and the percent of class represented by the outstanding shares of Common Stock beneficially owned by each person or group.

         NAME OF BENEFICIAL         AMOUNT AND NATURE OF
               OWNER              BENEFICIAL OWNERSHIP (1) PERCENT OF CLASS (2)
         ------------------       ------------------------ -------------------
   Donald L. Oliver..............         1,099,385                3.81
   William C. Penttila...........         1,979,763(3)             6.84
   Dennis M. Buck................         1,979,763(3)             6.84
   Daniel A. Mercier.............         7,496,000(4)            25.92
   Richard A. N. Bonnycastle.....         7,343,500(5)            25.47
   Douglas N. Baker..............         7,251,833(6)            25.13
   Jimmy M. McCarroll............               -0-                 -0-
   Lamont C. Tolley..............           250,000                0.87
   Directors and Officers as a
    Group........................        12,963,244               44.50

--------
(1) The information as to beneficial ownership has been furnished by the respective persons. Unless otherwise specified, each person or group has sole voting and investment power with respect to the shares, except with respect to the shares identified above relating to Messrs. Mercier, Bonnycastle and Baker. See footnotes below.
(2) Based upon 28,824,854 shares outstanding as of April 2, 1997.
(3) Includes options to acquire 90,000 shares. Does not include options to acquire 180,000 shares that commence vesting in June 1997.
(4) Includes 187,500 shares and options to acquire 90,000 shares owned directly by Mr. Mercier. All other shares reported are owned by AEL. Does not include options to acquire 180,000 shares that commence vesting in June 1997. Mr. Mercier is a Director and the President of AEL and (together with shares held by his wife) owns approximately 9.0% of the outstanding shares of capital stock of AEL. Mr. Mercier's father and siblings own an additional 10.3% of the outstanding shares of capital stock of AEL. Mr. Mercier disclaims beneficial ownership of all shares of capital stock of AEL owned by his father and siblings, and all shares of Territorial Common Stock owned by AEL.
(5) Includes 125,000 shares owned directly by Mr. Bonnycastle. All other shares reported are owned by AEL. Mr. Bonnycastle is a Director of AEL and owns approximately 11.4% of the outstanding shares of capital stock of AEL. Mr. Bonnycastle disclaims beneficial ownership of all shares of Territorial Common Stock owned by AEL.
(6) Includes options to acquire 33,333 shares. Does not include options to acquire 66,667 shares that commence vesting in June 1997. All other shares reported are owned by AEL. Mr. Baker is the Vice President Finance and Chief Financial Officer of AEL and (together with shares held by his wife) owns approximately 1.7% of the outstanding shares of capital stock of AEL. Mr. Baker disclaims beneficial ownership of all shares of Territorial Common Stock owned by AEL.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Indebtedness of Management. No director or officer of the Company, nominee for election as a director, or any associate of any such director, officer or nominee, was indebted to the Company or its subsidiary at any time since the beginning of the Company's last fiscal year.

  Transactions with Shareholders and Management. On September 30, 1994, certain shareholders agreed to convert principal and interest on debt owed them into common stock of the Company. This resulted in the issuance of 700,000 additional common shares, and the reclassification of $48,471 of debt to common stock and additional paid-in capital as of September 30, 1994.

  On February 7, 1995, the Company acquired a 4% reversionary working interest in Brazos Block 398 in the Gulf of Mexico (the "Block") from two directors, Brian A. Lingard and Edward T. Story, Jr., in exchange for the issuance of 4,331,250 and 618,750 shares, respectively, of the Company's common stock. This interest had significant potential based upon enhancement work which was to be undertaken by the operator, Falcon Seaboard Oil Company. This work was subsequently completed and has been unsuccessful. Lingard and Story agreed to serve as President of, and as a consultant to, the Company, respectively, without compensation through March 31, 1996.

  On March 29, 1996, the Company acquired an approximate 12% interest (in addition to its previously held approximate 1% interest) in SOTAMO in exchange for the issuance of 5,450,000 shares of the Company's Common Stock. The acquisition of this interest was consummated through the acquisition by the Company of a privately held corporation, of which each of William C. Penttila and Dennis M. Buck was a director, officer and a significant shareholder. Each of Messrs. Penttila and Buck received 1,589,583 shares of Territorial Common Stock in connection therewith. At the time of the transaction, Mr. Penttila was a Director of the Company. Subsequent to such transaction, Mr. Penttila also became the President and Chief Operating Officer of the Company and Mr. Buck became Vice President-Exploration of the Company.

  On March 31, 1996, Territorial entered into an Option Agreement (the "Option") with Asia Energy Ltd., Territorial's largest shareholder ("AEL"). The Option, as amended, granted to AEL the right to purchase up to 29 of the 119 shares of SOTAMO owned by Territorial at a per share price of $50,000. AEL paid Territorial $20,000 cash in consideration for the granting of the Option. Daniel A. Mercier, the President, a Director and a shareholder of AEL, was appointed a Director of Territorial on April 12, 1996. On May 9, 1996, AEL purchased five SOTAMO shares from Territorial for $250,000 cash. On June 20, 1996, Mr. Mercier was appointed Chairman of the Board and Chief Executive Officer of the Company. Messrs. Bonnycastle and Baker are also affiliates of AEL. See "Security Ownership of Certain Beneficial Owners and Management."

  In mid-July 1996, Territorial issued to AEL 1,918,750 shares of Common Stock primarily in exchange for approximately $223,000 in cash, the five shares of SOTAMO referred to above, the elimination of a payable to AEL of $25,000 and the cancellation of the Option. Territorial also agreed to pay certain administration-related costs and expenses on behalf of AEL in the future.

  In October 1996, Territorial issued 112,500 shares (the "Series B Preferred Shares") of its newly designated voting Preferred Stock, Series B, $0.10 par value each, 37,500 of which Series B Preferred Shares were acquired by Mr. Mercier, 25,000 of which Series B Preferred Shares were acquired by Mr. Bonnycastle and the remaining 50,000 of which Series B Preferred Shares were acquired by Mr. Tolley, for a cash purchase price equal to (Cdn)$2.00 per share. Each Series B Preferred Share was converted into five (5) shares of Common Stock effective April 1, 1997.

  During the second half of 1996, Mr. Mercier loaned to Territorial an aggregate of (Cdn)$100,000 and Mr. Bonnycastle loaned to Territorial an aggregate of (Cdn)$85,000. Such loans bear interest at an annual rate equal to the floating prime rate announced from time to time by the Alberta Treasury Branch, Okotoks, Alberta, Canada. The loans, together with all accrued and unpaid interest thereon, are payable by Territorial upon demand. In the first quarter of 1997, Territorial repaid the loan to Mr. Bonnycastle, together with interest thereon in the amount of (Cdn)$486.71, and borrowed an additional
(Cdn)$210,000 from Mr. Mercier on the same terms as the previous loans made to Territorial. It also entered into a line of credit with Canadian Western Bank permitting the Company to borrow up to (Cdn)$350,000, the repayment obligations with respect to which were personally guaranteed by Mr. Mercier. As of March 31, 1997, the Company had drawn down approximately (Cdn)$100,000 from such line of credit.

  On June 20, 1996, the Board of Directors approved the granting of options to acquire the following numbers of shares of Common Stock to the persons identified below:

                                                                NUMBER OF SHARES
                                                                OF COMMON STOCK
                                                                ----------------
   William C. Penttila.........................................      270,000
   Dennis M. Buck..............................................      270,000
   Daniel A. Mercier...........................................      270,000
   Douglas N. Baker............................................      100,000
   Lois S. Milard..............................................       30,000
   Dawna Allinson..............................................       30,000
   Stephen L. Gray.............................................       30,000
                                                                   ---------
                                                                   1,000,000

  The options vest as to one-third immediately, one-third on June 20, 1997, and one-third on June 20, 1998, in all cases except Mr. Gray's which vest immediately. The options are exercisable at $0.30 per share. Assuming the Reverse Stock Split is effected, such options will be automatically adjusted so as to entitle the holders thereof instead to acquire one-third of the number of shares set out above, at an exercise price of $0.90 per share.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the registrant under Rule 16a-3(d) during its most recent fiscal year and Form 5 and amendments thereto furnished to the registrant with respect to its most recent fiscal year, or upon written representations from certain reporting persons that no Form 5 reports were required for those persons, the Company believes that during the year ended March 31, 1997, no officer, director or beneficial owner of more than 10 percent of its Common Stock has failed to file on a timely basis reports required by Section 16(a).

PROPOSAL FOUR--APPOINTMENT OF THE COMPANY'S INDEPENDENT AUDITORS

  The Board of Directors desires to appoint Price Waterhouse, Calgary, Alberta, Canada, to serve as the Company's independent auditors for the fiscal year ended March 31, 1997. The firm of Hein + Associates L.L.P., Houston, Texas, has audited the Company's financial statements for more than three years. The Board of Directors has selected Price Waterhouse as independent auditors for the fiscal year ended March 31, 1997, primarily due to such firm's experience in international accounting matters. The Board of Directors shall consider the selection of another accounting firm to serve as the Company's independent auditors in the event that the Shareholders do not approve the selection of Price Waterhouse as the Company's independent auditors.

  Representatives of Price Waterhouse are expected to be present at the Meeting to make a statement if they so desire and will be available to respond to appropriate questions. The Company does not anticipate that representatives of Hein + Associates L.L.P., will be available for or will attend the Meeting.

VOTE REQUIRED FOR APPROVAL

  The affirmative vote of a majority of the shares present in person or by proxy is required for the appointment of Price Waterhouse as the Company's independent auditors for the fiscal year ended March 31, 1997.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF PRICE WATERHOUSE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 1997 FISCAL YEAR.

                           EXPENSES OF SOLICITATION

  The cost of this proxy solicitation will be borne by the Company. In addition to the use of mail, proxies may be solicited in person or by telephone by employees of the Company without additional compensation. The Company will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses incurred in sending proxy material to principals and obtaining their proxies.

                                 OTHER MATTERS

  Management knows of no other matter that is intended to be brought before the Meeting other than the matters referred to in the accompanying notice and at this date has not been informed of any matters that may be presented to the Meeting by others. If, however, any other matters properly come before the Meeting, it is intended that the persons named in the accompanying proxy will vote, pursuant to the proxy, in accordance with their best judgment on such matters.

                          1998 SHAREHOLDERS PROPOSALS

  Any proposal by a Shareholder to be presented at the Company's Annual Meeting of Shareholders in 1998 must be received by the Company at its principal office in Houston, Texas, no later than September 30, 1997, in order to be eligible for inclusion in the Company's Proxy Statement and form of proxy used in connection with such meeting.

                                          By Order of the Board of Directors

                                          /s/ DANIEL A. MERCIER
                                          Daniel A. Mercier
                                          Chairman of the Board and
                                          Chief Executive Officer

Dated: April 4, 1997

                                   EXHIBIT A

 AMENDMENT TO THE ARTICLES OF INCORPORATION OF TERRITORIAL RESOURCES, INC. TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 30,000,000 TO 200,000,000

  The first sentence of Article IV of the Articles of Incorporation of the corporation shall be deleted in its entirety and shall be replaced by the following:

    The aggregate number of shares which this corporation shall have authority to issue is (a) two hundred million (200,000,000) shares of common stock, no par value each, which shares shall be hereinafter referred to as the "Common Stock", and (b) five million (5,000,000) shares of preferred stock, $0.10 par value each, which shares shall be hereinafter referred to as the "Preferred Stock".

                                   EXHIBIT B

 PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION OF TERRITORIAL RESOURCES,
              INC. TO EFFECT A ONE-FOR-THREE REVERSE STOCK SPLIT

  The following provision shall be added to Article IV of the Articles of Incorporation of the corporation:

    Simultaneously with the effective date of this amendment (the "Effective Date"), each share of the corporation's Common Stock, no par value each, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed, pursuant to a reverse stock split, into one-third (1/3rd) of a share of the corporation's outstanding Common Stock, no par value each (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the corporation's transfer agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the corporation. Any fraction of a share of New Common Stock to which the holder would otherwise be entitled will be adjusted upward to the nearest whole share. If more than one Old Certificate shall be surrendered at one time for the account of the same Shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the corporation's transfer agent determines that a holder of Old Certificates has not tendered all his or her certificates for exchange, the transfer agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer. From and after the Effective Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

                          TERRITORIAL RESOURCES, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  The undersigned hereby appoints Daniel A. Mercier and Douglas N. Baker, or either of them, each with full power to appoint his substitute, as proxies of the undersigned, and authorizes them to represent and vote, as designated below, all the shares of Common Stock of Territorial Resources, Inc. which the undersigned would be entitled to vote if personally present, and to act for the undersigned at the Annual Meeting to be held Wednesday, April 30, 1997, or any adjournment thereof.

1. Approval of amendment to the Articles of Incorporation to increase the authorized shares of Common Stock from 30,000,000 to 200,000,000.

                      FOR [_]   AGAINST [_]   ABSTAIN [_]

2. Approval of amendment to the Articles of Incorporation to effect a one-for-three reverse stock split of the Common Stock.

                      FOR [_]   AGAINST [_]   ABSTAIN [_]

3. Election of Directors

  [_FOR]all nominees               [_WITHHOLD]AUTHORITY
    listed below                     to vote for all
    (except as marked                nominees listed
    to the contrary)                 below

  Nominees: Douglas N. Baker, Richard A. N. Bonnycastle, Jimmy M. McCarroll,
            Daniel A. Mercier, Donald L. Oliver, William C. Penttila, Lamont
            C. Tolley

  FOR, except vote withheld from the following nominee(s):_____________________

4. Ratification of the appointment of Price Waterhouse, Calgary, Alberta, Canada, as auditors for the Company:

                      FOR [_]   AGAINST [_]   ABSTAIN [_]

5. In accordance with their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

                                SEE REVERSE SIDE

  THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND IN ACCORDANCE WITH THE ACCOMPANYING PROXY STATEMENT. RECEIPT OF THE PROXY STATEMENT IS HEREBY ACKNOWLEDGED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

                                       Dated:____________________________, 1997

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                                            Signature(s) of Shareholder(s)

                                       (Please sign exactly as shown hereon.
                                       Executors, administrators, guardians,
                                       trustees, attorneys, and officers
                                       signing for corporations or other
                                       organizations should give full title.
                                       If a partnership or jointly owned, each
                                       owner should sign.)

                                       PLEASE MARK, DATE AND SIGN THIS PROXY